Biometric Monitoring Solutions Provider, Biotricity, Begins Trading on the OTC QB Market as “BTCY”

Redwood City, Calif., February 3, 2016 – iMedical Innovation Inc., dba Biotricity, a healthcare technology company dedicated to delivering innovative, medically relevant biometric monitoring solutions, has completed a “reverse merger” transaction with Metasolutions Inc. (OTC.QB: BTCY), a U.S.-based publicly-traded provider of, until the closing, energy intelligence management solutions, at which time all of its assets and liabilities were assigned to and assumed by a third party.

MetaSolutions has changed its name to Biotricity, Inc. and the company’s stock began trading on the OTC Venture Marketplace (OTC QB) under the new ticker, “BTCY.” Waqaas Al-Siddiq, the founder, president and CEO of iMedical Innovations, was appointed president, chairman and CEO of Biotricity, Inc.

“The completion of this merger represents the beginning of the next stage in the growth and development of Biotricity,” said Al-Siddiq “As a public entity, we gain greater access to the capital markets, as well as enhanced transparency for both our shareholders and industry partners.”

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement.

The company’s flagship product bioflux, currently in development, is a mobile cardiac telemetry (MCT) solution that is expected to enable physicians to remotely monitor and diagnose cardiovascular disease (CVD) and coronary heart disease by detecting arrhythmias.

The device transmits electrocardiograph (ECG) data in real-time, allowing cardiac-triggered events to be monitored remotely as they occur. The product’s software component is FDA-cleared, and its diagnostic reads are reimbursable by insurance in the U.S. under existing American Medical Association and Current Procedural Terminal (CPT) codes.

CVD is the number one cause of death worldwide, and the early detection, diagnosis and management of chronic cardiac conditions is critical to reducing the burden on healthcare providers as the world’s population ages. This need is driving the growth in the cardiac monitoring market, which is expected to reach $26 billion by 2020. In addition to the aging population, major factors contributing to this growth include an increase in chronic diseases related to lifestyle choices and improved technology in diagnostic devices.

“While traditional electrocardiograms help diagnose certain types of cardiovascular conditions, MCT is the preferred remote heart monitoring method among physicians because of its ability to continuously monitor patients in real-time,” noted Al-Siddiq. “This reduces patient risk and physician liability.”

The company plans to submit its application for FDA clearance of bioflux in the first quarter of 2016, and officially launch the device in the second quarter.

“Our vision is to revolutionize the MCT market by providing a more convenient, cost-effective and integrated solution for both providers and patients,” said Al-Siddiq. “Our platform is also designed to encompass other segments of the remote patient monitoring market, including pre-natal monitoring, preventative care, and lifestyle and wellness.”

Further details regarding the merger transaction will be filed in a Form 8-K with the Securities and Exchange Commission, and available on www.sec.gov and the company’s website at www.biotricity.com.

About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:

Waqaas Al-Siddiq

Founder, President and CEO

Biotricity

investors@biotricity.com

Investor Relations:

Michael Koehler

Liolios Group, Inc.

+1(949) 574-3860

BTCY@liolios.com

Media Contacts

McCoin & Smith Communications Inc.

Chris McCoin

Chris@mccoinsmith.com

508-429-5988

Richard Smith

rick@mccoinsmith.com

978-433-3304

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